WLK/ 1/31/96                   PERFORMANCE CALCULATION

                         COLONIAL GROWTH SHARES FUND - CLASS A

                                   Fiscal Year End: 10/31/95



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                           1 YEAR                           5 YEARS                              10 YEARS

                 Standard         Non-Standard       Standard           Non-Standard      Standard           Non-Standard
                 ---------        ------------       ----------         ------------      ----------         ------------
Initial Inv.   $1,000.00          $1,000.00          $1,000.00          $1,000.00         $1,000.00          $1,000.00
Max. Load           5.75%                                 5.75%                               5.75%

Amt. Invested    $942.50          $1,000.00             $942.50          $1,000.00          $942.50          $1,000.00
Initial NAV       $14.02             $14.02               $9.63              $9.63           $10.24             $10.24
Initial Shares    67.225             71.327              97.871            103.842           92.041             97.656

Shares From Dis    7.825              8.252              41.710             44.258          157.750            167.375
End of Period N   $16.14             $16.14              $16.14             $16.14           $16.14             $16.14
Total Return       21.13%             28.44%             125.28%            139.             303.16%            327.76%

Average Annual
 Total Return      21.13%             28.44%              17.64%             19.0             14.96%             15.64%

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                                                 PERFORMANCE CALCULATION

                                          COLONIAL GROWTH SHARES FUND - CLASS B
                                                   Fiscal Year End: 10/31/95

                                                  Inception Date: 6/8/92

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                                                                               SINCE INCEPTION
                              1 YEAR ENDED 10/31/95                           6/8/92 TO 10/31/95

                            Standard         Non-Standard              Standard         Non-Standard
                            ----------       ------------              ----------       ------------
          Initial Inv.      $1,000.00        $1,000.00                 $1,000.00        $1,000.00

          Amt. Invested     $1,000.00        $1,000.00                 $1,000.00        $1,000.00
          Initial NAV          $13.94           $13.94                    $13.57           $13.57
          Initial Shares       71.736           71.736                    73.692           73.692

          Shares From Dist.     7.753            7.753                    22.742           22.742
          End of Period NAV    $16.04           $16.04                    $16.04           $16.04

          CDSC                   5.00%                                      3.00%
          Total Return          22.50%           27.50%                    51.68%           54.68%

          Average Annual
           Total Return         22.50%           27.50%                    13.04%           13.69%


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